Exhibit 99

Contact:

Brent Turner

President

(615) 861-6000

Acadia Healthcare Signs Definitive Agreement for Sale of U.K. Facilities in Fulfillment of

Its Previously Announced Undertakings to the CMA

Previews Third Quarter 2016 Financial Results

FRANKLIN, Tenn. – October 18, 2016 – Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced the signing of a definitive agreement with BC Partners for the sale of 21 existing behavioral health facilities and one de novo behavioral health facility not yet opened, which are located in the United Kingdom. Acadia will receive £320 million (approximately $390 million) cash for the sale. The sale is subject to the approval of the Competition and Markets Authority (“CMA”) in the U.K. The facilities to be sold have approximately 1,000 total beds and produce aggregate approximate annual revenue of $162 million and adjusted EBITDA of $37 million, after overhead allocation and assuming an exchange rate of $1.22 per British Pound Sterling.

Joey Jacobs, Chairman and Chief Executive Officer of Acadia, remarked, “We are very pleased to announce the signing of a definitive agreement with BC Partners. Upon approval by the CMA, this sale will fulfill our previously announced undertakings to address the CMA’s concerns about the impact of our acquisition of Priory on competition for the provision of behavioral healthcare services in certain markets. We currently expect the CMA to approve the sale on or before November 18, 2016 and expect to complete the sale transaction shortly thereafter.

“Though we expect the CMA to approve the sale, the CMA is continuing its review process and could determine to reject the proposed sale and proceed with a Phase 2 investigation. We cannot integrate Priory’s business until the CMA completes its review process, including any potential Phase 2 investigation.”

Acadia also today announced its preliminary summary financial results for the third quarter ended September 30, 2016. These results are based on information available to management as of the date of this press release and are subject to revision upon finalization of the Company’s quarterly accounting and financial reporting procedures.

The Company expects revenue for the quarter to be approximately $735 million compared with $479.7 million for the third quarter of 2015. Loss from continuing operations attributable to Acadia stockholders is expected to be approximately $118 million, or $1.36 per diluted share, for the third quarter of 2016 compared with income of $29.5 million, or $0.42 per diluted share, for the third quarter last year. Our expected results include an anticipated loss on the U.K. divestiture of approximately $175 million, which includes an allocation of the goodwill related to our U.K. operations to the facilities held for sale of $107 million, estimated transaction-related expenses of

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ACHC Signs Definitive Agreement for Sale of U.K. Facilities

October 18, 2016

$26 million, and a loss on the sale of properties of $42 million. Adjusted income from continuing operations attributable to Acadia stockholders is expected to be approximately $50 million, or $0.58 per diluted share, for the third quarter of 2016 compared with $43.9 million, or $0.62 per diluted share, for the third quarter of 2015. Consolidated adjusted EBITDA for the third quarter of 2016 is expected to be approximately $156 million compared to $108.5 million for the third quarter last year.

Mr. Jacobs said, “Our adjusted EPS for the third quarter was lower than expected due to certain challenges in both the U.K. and the U.S. In the U.K., we believe that there was significant disruption to our operations as a result of the July 14, 2016 announcement by the CMA that the Priory acquisition would be referred for a Phase 2 investigation, unless we offered undertakings to address the CMA’s competitive concerns. The process of developing and implementing our proposed undertakings placed substantial and immediate demands on the U.K. management team, including many of the individual facility management teams, in addition to being a significant distraction for our U.K. operations in general because of the nature of the proposed undertakings. As one indication of the pervasive impact we believe the event had on our operations in the U.K., those operations produced same facility revenue growth for the third quarter of 5.1%, compared with 6.3% for the first half of 2016.

“Our U.S. operations were also affected by below-trend growth in same facility revenue, which increased 6.5% for the third quarter compared with 9.1% for the first half of 2016. While the growth rate for the third quarter improved from 5.9% for the third quarter last year, it is lower than we anticipated. In addition, our U.S. results for the third quarter reflected the impact of a slower than expected ramping of revenues from several de novo acute inpatient facilities that we have opened in 2015 and 2016.”

Acadia expects to issue its third quarter earnings release after the market closes on Tuesday, November 1, 2016 and to hold its conference call the following morning. Based on its preliminary financial results, the Company expects to adjust its financial guidance for 2016 and provide additional detail on its results of operations for the quarter in that news release and conference call.

Non-GAAP Financial Measures

We have included certain financial measures in this press release, including Adjusted income from continuing operations and Adjusted EBITDA, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define Adjusted income from continuing operations as net income adjusted for income from discontinued operations, provision for income taxes, debt extinguishment costs, loss on divestiture, transaction-related expenses, (gain) loss on foreign currency derivative and income tax provision reflecting tax effect of adjustments attributable to Acadia. We define Adjusted EBITDA as net income adjusted for income from discontinued operations, net loss attributable to noncontrolling interests, income tax provision, net interest expense, depreciation and amortization, equity-based compensation expense, debt extinguishment costs, loss on divestiture, (gain) loss on foreign currency derivatives and transaction-related expenses.

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ACHC Signs Definitive Agreement for Sale of U.K. Facilities

October 18, 2016

Adjusted income from continuing operations and Adjusted EBITDA are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). Adjusted income from continuing operations and Adjusted EBITDA are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of Adjusted income from continuing operations and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. We have included information concerning Adjusted income from continuing operations and Adjusted EBITDA in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA and Adjusted income from continuing operations when reporting their results. Our presentation of EBITDA, Adjusted EBITDA and Adjusted income from continuing operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. A reconciliation of Adjusted income from continuing operations and Adjusted EBITDA to net income attributable to Acadia Healthcare Company, Inc. will be provided as part of the Company’s reporting of its full third quarter financial results.

Risk Factors

This news release contains forward-looking statements. Generally words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) the CMA’s acceptance of our undertakings to address its concerns relating to the Priory transaction and approval of the sale to BC Partners; (ii) our ability to divest facilities and fulfill our undertakings to the CMA on acceptable terms and within expected timeframes; (iii) potential difficulties operating our business in light of political and economic instability in the U.K. and globally following the referendum in the U.K. on June 23, 2016, in which voters approved an exit from the European Union, or Brexit; (iv) the impact of fluctuations in foreign exchange rates, including the recent devaluation of the GBP relative to the USD following the Brexit vote; (v) Acadia’s ability to complete acquisitions and successfully integrate the operations of acquired facilities, including Priory facilities; (vi) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (vii) potential reductions in payments received by Acadia from government and third-party payors; (viii) the occurrence of patient incidents, which could adversely affect the price of our common stock and result in incremental regulatory burdens and governmental investigations; (ix) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (x) potential operating difficulties, client preferences, changes in

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ACHC Signs Definitive Agreement for Sale of U.K. Facilities

October 18, 2016

competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategy. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of inpatient behavioral healthcare services. Acadia operates a network of 591 behavioral healthcare facilities with approximately 17,800 beds in 39 states, the United Kingdom and Puerto Rico. Acadia provides behavioral health and addiction services to its patients in a variety of settings, including inpatient psychiatric hospitals, residential treatment centers, outpatient clinics and therapeutic school-based programs.

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